                                                                      EXHIBIT 21

                     List of Subsidiaries of the Registrant

Yardville National Bancorp Subsidiaries

1. The Yardville National Bank, a national banking association organized under the laws of the United States (the "Bank")

2.    Yardville Capital Trust, a Delaware business trust

3.    Yardville Capital Trust II, a Delaware business trust

4.    Yardville Capital Trust III, a Delaware business trust

5.    Yardville Capital Trust IV, a Delaware business trust

6.    Yardville Capital Trust V, a Delaware business trust

7.    Yardville Capital Trust VI, a Delaware business trust

The Yardville National Bank Direct and Indirect Subsidiaries

8. Yardville National Investment Corporation, a New Jersey corporation (wholly-owned subsidiary of the Bank)

9. YNB Real Estate Holding Co., Inc., a New Jersey corporation (wholly-owned subsidiary of the Bank)

10.   Brendan, Inc., a New Jersey corporation (wholly-owned subsidiary of the
      Bank)

11. YNB Financial Services, Inc., a New Jersey corporation (wholly-owned subsidiary of the Bank)

12.   Nancy Beth, Inc., a New Jersey corporation (wholly-owned subsidiary of the
      Bank)

13. YNB Realty, Inc., a New Jersey corporation (wholly-owned subsidiary Kuser Capital Corporation)

14.   Jim Mary, Inc., a New Jersey corporation (wholly-owned subsidiary of the
      Bank)

15. YNB Capital Development, Inc., a New Jersey corporation (wholly-owned subsidiary of the Bank)

16. Kuser Capital Corporation, a Delaware corporation (wholly-owned subsidiary of Yardville National Investment Corporation)

17. Kuser Investment Corporation, a Delaware corporation (wholly-owned subsidiary of Yardville National Investment Corporation)